Exhibit 99.2

COMPANY CONTACT:  Checkpoint Systems, Inc.
Raymond Andrews
Sr. Vice President & Chief Financial Officer
(856) 848-1800

INVESTOR RELATIONS CONTACTS:                Eric Boyriven, Bob Joyce
FD
(212) 850-5600
FOR IMMEDIATE RELEASE

Checkpoint Systems CEO Receives Inducement Grant of Non-Qualified Options

Thorofare, New Jersey, December 31, 2007 - Checkpoint Systems, Inc. (NYSE: CKP), a leading manufacturer and marketer of identification, tracking, security and merchandising solutions for the retail industry and its supply chain, announced today that the Compensation Committee of the Board of Directors on December 27, 2007 made an inducement grant of non-qualified stock options exercisable for 270,000 shares of the Company’s common stock to Robert van der Merwe, the Company’s newly appointed President and Chief Executive Officer.

The inducement grant is in addition to options to purchase 230,000 shares of the Company’s common stock, as well as 20,000 restricted stock units, granted under the Company’s 2004 Omnibus Incentive Compensation Plan. All of the stock options have an exercise price of $22.71 per share, the last sales price of the Company’s common stock on the date of grant, December 27, 2007, when Mr. van der Merwe was appointed as the Company’s new President and Chief Executive Officer.

Mr. van der Merwe has been a member of the Company’s Board of Directors since October 25, 2007 and will continue to serve on the Company’s Board of Directors in his new position as the Company’s President and Chief Executive Officer. Since April 2005, Mr. van der Merwe served as President and Chief Executive Officer of Paxar Corporation, a global leader in providing innovative merchandising systems to retailers and apparel customers. He became Chairman of the Board of Paxar in January 2007 and served in these capacities until Paxar’s sale to Avery Dennison in June 2007. Prior to joining Paxar, Mr. van der Merwe held numerous executive positions with Kimberly-Clark Corporation from 1980 to 1987 and from 1994 to 2005, including the positions of Group President of Kimberly-Clark’s global consumer tissue business and Group President of Europe, Middle East and Africa. Earlier in his career, Mr. van der Merwe held managerial positions in South Africa at Xerox Corporation and Colgate Palmolive.

The terms and conditions of the equity awards, as well as Mr. van der Merwe’s employment agreement and related compensation arrangements established in connection with his appointment as President and Chief Executive Officer, are described in the Company’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

Checkpoint Systems, Inc.
Checkpoint Systems, Inc. is the leading supplier of retail shrink management solutions. Checkpoint's global team helps retailers - and their suppliers - reduce theft, increase inventory visibility and provide consumers with greater merchandise availability through the company's rapidly evolving RF technology, expanding shrink management offerings and Check-Net labeling solutions. Checkpoint has more than one million RF devices installed in stores today and has secured more than 100 billion products. Scaling cost efficiently, Checkpoint's solutions provide increased revenues and profits to a fast-growing community of successful retailers and a superior experience for their consumers. Listed on the NYSE (NYSE:CKP), Checkpoint operates in every major geographic market and employs 3,700 people worldwide. For more information, visit www.checkpointsystems.com.

Caution Regarding Forward-Looking Statements
This press release includes information that constitutes forward-looking statements. Forward-looking statements often address our expected future business and financial performance, and often contain words such as "expect," "forecast," "anticipate," "intend," "plan," believe," "seek," or "will." By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: changes in our senior management and other matters relating to implementation of our succession plan; our ability to integrate recent acquisitions and to achieve related financial and operational goals; changes in international business conditions; foreign currency exchange rate and interest rate fluctuations; lower than anticipated demand by retailers and other customers for our products; slower commitments of retail customers to chain-wide installations and/or source tagging adoption or expansion; possible increases in per unit product manufacturing costs due to less than full utilization of manufacturing capacity as a result of slowing economic conditions or other factors; our ability to provide and market innovative and cost-effective products; the development of new competitive technologies; our ability to maintain our intellectual property; competitive pricing pressures causing profit erosion; the availability and pricing of component parts and raw materials; possible increases in the payment time for receivables as a result of economic conditions or other market factors; changes in regulations or standards applicable to our products; the ability to implement cost reduction in field service, sales, and general and administrative expense, and our manufacturing and supply chain operations without significantly impacting revenue and profits; our ability to maintain effective internal control over financial reporting; and additional matters disclosed in our Securities and Exchange Commission filings. We do not undertake to update our forward-looking statements, except as required by applicable securities laws.

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